                                                                   EX-99.B(j)(A)

             Independent Registered Public Accounting Firm's Consent

The Board of Trustees of Wells Fargo Funds Trust:

We consent to the use of our report for the Wells Fargo Outlook Today Fund, Wells Fargo Outlook 2010 Fund, Wells Fargo Outlook 2020 Fund, Wells Fargo Outlook 2030 Fund and Wells Fargo Outlook 2040 Fund, five funds of Wells Fargo Funds Trust, dated April 4, 2004, incorporated herein by reference, and to the references to our firm under the headings, "Financial Highlights" in the prospectuses and "Independent Auditors" in the statement of additional information.

We also consent to the use of our report for the Wells Fargo Large Company Growth Fund, a fund of Wells Fargo Funds Trust, dated November 14, 2003, incorporated herein by reference, and to the references to our firm under the headings, "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.


/s/ KPMG, LLP

San Francisco, California
June 28, 2004